ASSIGNMENT AND ASSUMPTION AGREEMENT

Agreement entered as of the _____ day of ___________________, 2011, by and between FOREIGN COMMERCE.ASSESORES CHILE S.A., a Chilean corporation with offices located at Huerfanos 1.178, OFFICE 607, Santiago, Chile (the "Assignor "") and HYBRED INTERNATIONAL, INC., a Colorado corporation with offices located at 370 west Pleasantville Avenue, Hackensack, New Jersey 07601 (the "Assignee").

PRELIMINARY STATEMENT

The within agreement ("Agreement") contemplates the transfer and assignment by the Assignor to the Assignee of a certain Option Agreement entered into by the Assignor with Sociedad Contractual Minera Kamikase ("Owner"), and its partners, to wit; Winston Alburqenque Troncoso, Inversiones Santa Gema Limitada, Rosario Segura Escudero, Jorge Grenet Barisich, Sociedad De Inversiones Grain Limitada, represented by Jorge Grenet Barsiich and Sociedad legal Minera Nueva Esperanza Uno De Sierra Saltirosa July 12, 2011 regarding an option to purchase a certain mine located in the Republic of Chile, known as Saltitrosa Mine at an option price of $3,250,000 plus a continuing participation of 15% of the mining profits in perpetuity and the assumption by the Assignee of those outstanding obligations set forth in the abovementioned Option Agreement..

The foregoing statement is intended to highlight the terms and conditions contained herein and shall not be deemed substantive in any manner.

1. **Definitions**

"Closing" shall mean the closing of all transactions contemplated herein.

"Closing Date" shall mean August 31, 2011, at ten a.m. Eastern (US) time, or such other date that the parties hereto shall mutually designate.

"Knowledge" includes the actual knowledge of a party, and those things which should be known to a party based on facts and circumstances which should be known to such party upon reasonable investigation

"MOU " means that certainMemprandum of Understanding of even date herewith between Assignee and Foreign Commerce Consultative Services, Inc., a copy of which is annexed hereto as Exhibit A .

'Option Agreement" means that certain agreement by and among the Assignor and those parties referred to in the Preliminary Statement hereinabove, a copy of which is annexed hereto along with an English translation thereof as Exhibit B.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated association, or a governmental entity (or any department, agency or political subdivision thereof).

"Properties" means those mining concessions located on Chañaral, III Región, registered on the Mining Register of Chañaral:

A. "Nueva Soledad Uno Al Doce", Registered on fojas 263, number 82 of 2009 of the Register of Mines Property. This mining concession was granted on the name of **SOCIEDAD LEGAL MINERA NUEVA ESPERANZA UNO DE**

SIERRA SALITROSA but contributed to **SOCIEDAD CONTRACTUAL MINERA KAMIKASE** by public writing of August 31 of 2007 of the Public Notary of Santiago of Elena Torres Seguel

B. "Salitrosa Uno Al Doce", Registered on fojas 105, number 55 of 2008 of the Register of Mines Property. This mining concession was granted on the name of JORGE GRENET BARISICH but contributed to **SOCIEDAD CONTRACTUAL MINERA KAMIKASE** by public writing of August 31 of 2007of the Public Notary of Santiago of Elena Torres Seguel

C. "Resguardo 1", Registered on fojas 147, number 154 of 2011 of the Register of Mines Discovery.

D. "Resguardo 2", Registered on fojas 148, number 155 of 2011 of the Register of Mines Discovery

E. "Resguardo 3", Registered on fojas 493, number 515 of 2011 of the Register of Mines Discovery

F. "Resguardo 4", Registered on fojas 699, number 749 of 2011 of the Register of Mines Discovery.

"Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or additions thereto.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment or amendments thereto.

2. **Agreements of Assignment and Assumption.**

Basic Transaction. Subject to the terms and conditions of this Agreement, the Assignee shall acquire from the Assignor, and the Assignor shall transfer to the Assignee all of the Assignor's right, title and interest contained in the Option Agreement ("Assignor's Rights").

(A) Assumption of Assignor's Obligations The Assignee does hereby agree to undertake the following obligations hereunder, and in accordance therewith shall make the following payments:

(i) $250,000 by Teller's check or by wire transfer, simultaneous with the execution hereof to the order of Owner in accordance with Section of the Option Agreement.

(ii) $3,000,000 comprised of six (6) semi-annual payments of $500,000 each, payable as follows:

$500,000 on February 28, 2012

$500,000 on August 31, 2012

$500,000 on February 28, 2013

$500,000 on August 31 , 2013

$500,000 on February 28, 2014

$500,000 on August 31, 2014

(iii) In addition to the foregoing payments, The Assignee shall pay to the Owner an amount equal to 15% of the annual profit arising out of the sale of iron ore from the Properties in perpetuity..

(B) <u>The Closing</u>. The Closing of the transactions contemplated by this Agreement shall take place at the office of Assignee, at such time that the parties shall mutually determine, but in no event no later than August 31, 2011.

(C) <u>Deliveries at the Closing</u>.

(i) At the Closing, the Assignor will deliver to the Assignee the following:

a. certified resolutions authorizing the execution and delivery of the Agreement and delivery of the documents contemplated therein.

b. the MOU executed by Foreign Commerce Consultative Services, Inc., an affiliate of the Assignor..

c. copies of the articles of organization, as, certified by an officer or authorized signatory of Assignor and copies of all minutes and by-laws certified by an officer or authorized signatory of the Assignor.

(ii) At the Closing, the Assignee will deliver to the Assignor the following:

a. the MOU executed by Assignee.

b the sum of $250,000 by Teller's check or wire transfer to the order of the Owner.

b. a letter addressed to Owner acknowledging Assignee's assumption of the obligations set forth in the Option Agreement in substantially the form of Exhibit C annexed hereto.

3. **Representations and Warranties Concerning the Transaction.**

The Assignor represents and warrants to the Assignee as follows:

(i) The Assignor has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Assignor, enforceable in accordance with its terms and conditions, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles. The Assignor need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated herein.

(ii) The Assignor is a corporation duly organized under the laws of the Republic of Chile, with full power to execute the within Agreement and perform the transactions contemplated herein.

(iii) The Assignor has the right to assign its rights under the Option Agreement without the consent of any third party or governmental agency, board or department.

(iv) the Assignor has not granted nor has it suffered to exist any security interest or lien of any kind upon the Properties

(v) the Assignor has not granted any license or sublicense of any rights under or with respect to the Properties.

(vi) The Assignor has the requisite power and authority to execute this Agreement and perform the transactions contemplated herein

(vii) The Assignor is not a party, nor is it bound by any agreement or understanding which would prevent it from entering this Agreement and performing the transactions contemplated herein.

(viii) (The Assignor has filed all Tax Returns that it was required to file on or before the Closing Date. To the Knowledge of Assignor all Taxes owed by the Assignor have been paid. The Assignor has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

(viii) . The Assignor is not a party to any litigation in any court, nor is it engaged in any proceeding before any administrative agency or any arbitration proceeding before any arbitrator or mediator, nor to the Knowledge of the Assignor is it threatened with any of the foregoing in any manner whatsoever.

4. Post-Closing Covenants: The parties agree with respect to the period following the Closing, that they will take all actions necessary to comply with the terms and conditions contained herein to uphold the integrity of the Agreement and to correct any errors or omissions contained herein..

In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as other party may reasonably request, all at the sole cost and expense of the requesting party.

.(a) Confidentiality: The Assignor will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Assignee , at the request and option of the Assignee , all tangible embodiments (and all copies) of the Confidential Information which are in its possession except copies of such embodiments as may be required to be kept by the Assignor.

6. Miscellaneous

(a) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and assigns. Notwithstanding the foregoing to the contrary, it is understood and agreed between the parties hereto that the Owner shall be entitled to any and all benefits attributed to it under the terms and conditions contained herein.

(b) Entire Agreement: This Agreement (including the documents referred to herein and the annexed Exhibits) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they are related in any way to the subject matter hereof.

(c) Succession and Assignment: This Agreement shall be binding and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

(d) Counterparts and Facsimiles: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Signatures communicated and conveyed by facsimile machine or scanned and delivered via the internet may be relied upon by any party and treated as original signatures hereto.

(e) Headings: The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Notices: All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage pre-paid, and addressed to the intended recipient as set forth below:

If to the Assignor

c/o Foreign Commerce Consultative Services, Inc.
411 Route 17 South
Suite 110
Hasbrouck Heights, New Jersey 07604
Att: Tony Alvarez

If to the Assignee

370 West Pleasantview Avenue
Hackensack, New Jersey 07601
Att: Gary Kouletas

(g) Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (USA) without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

(h) Amendments and Waivers: No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by .each of the parties hereto

(i) Expenses: Each of the parties shall bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, this Agreement was executed the day and year first above written.

FOREIGN COMMERCE ASSESORES CHILE S.A.

By________________________

HYBRED INTERNATIONAL, INC.

By________________________

EXHIBITS

A. Management Agreement

B. Option Agreement

C. Assumption Letter to Owner